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                                                                  EXHIBIT 10 (N)

                        INCENTIVE STOCK OPTION AGREEMENT

          This Incentive Stock Option Agreement ("Agreement") has been entered into as of the ____ day of ____________ ____, between Integra Bank Corporation, an Indiana corporation (the "Company"), and ____________________, an employee of the Company or one of the Company's subsidiaries ("Participant"), pursuant to the Company's 2003 Stock Option and Incentive Plan (the "Plan").

          WHEREAS, the committee of the Board of Directors of the Company appointed to administer the Plan (the "Committee") has granted to Participant an option to purchase shares of the Company's common stock pursuant to the terms and conditions as provided in the Plan and this Agreement; and

          WHEREAS, the Company and Participant desire to set forth the terms and conditions of the option;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the Company and the Participant agree as follows:

          1. Grant of Option and Exercise Price. Subject to the terms and conditions stated in the Plan and this Agreement on ________________, ____ (the "Date of Grant"), the Committee granted to Participant an option (the "Option") to purchase _____ shares of the Company's common stock (the "Shares") at an exercise price of $____ per Share (the "Exercise Price").

          2. Incentive Stock Option. The Option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

          3. Exercise of Option. The Option shall become exercisable as follows or on such earlier date as provided in the Plan: ____ of the Shares subject to this Option shall become exercisable one year from the Date of Grant; _____ of the Shares subject to this Option shall become exercisable two years from the Date of Grant; and ____ of the shares subject to this Option shall become exercisable three years from the Date of Grant.

          4. Term of Option. Unless sooner terminated as provided in the Plan and this Agreement, the Option shall expire on __________________, ____.

          5. Method of Exercise. The Participant may exercise the Option in the manner stated in the Plan.

          6. Restriction on Transfer. The Participant may not assign or transfer the Option except by will or the laws of descent and distribution or as approved in writing by the Committee.
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          7. Delivery and Registration of the Shares. The Company shall not be required to deliver any Shares upon exercise of the Option prior to (a) the admission of the Shares for listing on any stock exchange or system on which the Shares may then be listed, and (b) the completion of registration or other qualification of the Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

          8. Plan Controlling. The Option and the terms and conditions set forth in the Agreement are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations of the Committee shall be binding and conclusive upon the Participant and his or her legal representatives.

          9. Qualification of Rights. Neither this Agreement nor the existence of the Option shall be construed as giving the Participant any right (a) to be retained in the employ of the Company or any of its subsidiaries; or (b) as a shareholder with respect to the Shares until the certificates for the Shares have been issued and delivered to the Participant.

          10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.

          11. Notices. All notices and other communications required or permitted under this Agreement shall be written and shall be delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt required, addressed as follows: if to the Company, to the Company's executive offices in Evansville, Indiana, and if to the Participant or his or her successor, to the address last furnished by the Participant to the Company. Each notice and communication shall be deemed to have been given when received by the Company or the Participant.

          12. Representations and Warranties of Participant. The Participant represents and warrants to the Company that he or she has received and reviewed a copy of the Plan.


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          IN WITNESS WHEREOF, the Company and Participant have executed this
Agreement as of the date first written above.

                                       INTEGRA BANK CORPORATION


                                   By:
                                       -----------------------------------------
                                       Michael T. Vea, Chairman of the Board and
                                       Chief Executive Officer


                                   ---------------------------------------------
                                   [Signature of Participant]


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